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                                                                   EXHIBIT 10.15


                              AMENDMENT NUMBER ONE
                    TO THE AVIALL, INC. AMENDED AND RESTATED
                               SEVERANCE PAY PLAN

         THIS AMENDMENT TO THE AVIALL, INC. AMENDED AND RESTATED SEVERANCE PAY PLAN (this "Amendment"), dated as of December 21, 2001 is made and entered into by Aviall, Inc., a Delaware corporation (the "Company"). Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the Aviall, Inc. Amended and Restated Severance Pay Plan (the "Plan").

                                    RECITALS

WHEREAS, Section 10 of the Plan provides that the Board of Directors of the Company (the "Board") may amend the Plan at any time; and

WHEREAS, the Board desires to amend the definition of Change of Control set forth in Section 3.3 of the Plan;

NOW, THEREFORE, in accordance with Section 10 of the Plan, the Company hereby amends the Plan as follows:

1. Section 3.3 of the Plan is hereby amended effective December 21, 2001 by adding the following to the end of said Section:

         Notwithstanding any provision to the contrary herein, following Stockholder Approval, a "Change of Control" shall not be deemed to have occurred for purposes of this Plan if (i) Carlyle, alone or together with its affiliates (as such term is defined for purposes of Rule 12b-2 of the General Rules and Regulations of the Exchange Act, "Affiliates") and associates (as such term is defined for purposes of Rule 12b-2 of the General Rules and Regulations of the Exchange Act, ("Associates"), becomes the beneficial owner of 20% or more of the Common Stock then outstanding (either through the acquisition of the Investor Shares or the exercise or conversion of the Bridge Preferred Stock, the Permanent Preferred Stock or the Carlyle Shares), or (ii) a person becomes the beneficial owner of any Investor Shares, provided, however, that if such person, together with all Affiliates and Associates of such person, shall become after acquiring the Investor Shares, or is at the time of the acquisition of any Investor Shares, the beneficial owner of 5% or more of the Common Stock then outstanding (in addition to any Investor Shares held by such person or any Affiliate or Associate of such person) then a "change of control" shall be deemed to have occurred on the date such person becomes the beneficial owner of 20% or more of the Common Stock then outstanding. Notwithstanding any provision to the contrary herein, prior to Stockholder Approval, for the purpose of this Agreement, Carlyle shall not be deemed to be the beneficial owner of (i) any shares of Permanent Preferred Stock, (ii) any shares of Common Stock issuable upon conversion of the Permanent Preferred Stock or (iii) any Carlyle Shares. For purposes of this
         Section 12, the following definitions shall apply:


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                  (i) "Bridge Preferred Stock" shall mean the Series B Senior
         Convertible Participating Preferred Stock, par value $0.01 per share, of the Company.

                  (ii) "Carlyle" shall mean collectively, Carlyle Partners III, L.P., a Delaware limited partnership, CP III Coinvestment, a Delaware limited partnership, together with their Affiliates and Associates.

                  (iii) "Carlyle Securities Purchase Agreement" shall mean that certain Securities Purchase Agreement, dated as of December 17, 2001, by and among the Company and Carlyle.

                  (iv) "Carlyle Shares" shall mean any Common Stock issuable to Carlyle pursuant to the Note Purchase Agreement and any Common Stock issuable upon exercise of warrants issuable to Carlyle pursuant to the Note Purchase Agreement

                  (v) "Common Stock" shall mean the shares of common stock, par value $0.01 per share, of the Company.

                  (vi) "Investor Shares" shall mean the shares of (A) the Permanent Preferred Stock, (B) the Bridge Preferred Stock, (C) the Carlyle Shares, (D) the Common Stock issuable on conversion of the Permanent Preferred Stock or the Bridge Preferred Stock and (E) any shares issued as dividends or on conversion or exchange or otherwise in respect of the securities referred to in the foregoing clauses (A) through (D).

                  (vii) "Note Purchase Agreement" shall mean that certain Securities Purchase Agreement, dated as of December 17, 2001, by and among the Company, Aviall Services, Inc., J.H. Whitney Mezzanine Fund, L.P., Whitney Private Debt Fund, L.P., Blackstone Mezzanine Partners, L.P., Blackstone Mezzanine Holdings, L.P., Carlyle High Yield Partners, L.P. and Oak Hill Securities Fund, L.P. and among other entities.

                  (viii) "Permanent Preferred Stock" shall mean the Series D Senior Convertible Participating Preferred Stock, par value $0.01 per share, of the Company.

                  (ix) "Stockholder Approval" shall mean the affirmative vote of a majority of the Common Stock of the Company represented in person or by proxy at a meeting of the Company's stockholders in favor of approval of the issuance of the Permanent Preferred Stock issuable upon conversion of the Bridge Preferred Stock and the issuance of Common Stock of the Company issuable upon conversion of the Permanent Preferred Stock.

2. Except as expressly amended by this Amendment, the Plan shall continue in full force and effect in accordance with the provisions thereof.


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IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed as of the date first written above.

                             AVIALL, INC.

                             By:     /s/ Jeffrey J. Murphy
                                     ---------------------------------------
                             Title:  Senior Vice President and General Counsel